(n)(1)(i)

AMENDED SCHEDULE A

to the

 SIXTH AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

VOYA EQUITY TRUST

Classes of Shares
Funds	A	B	C	I	O	R	R6	W
Voya Growth Opportunities Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö	Ö
Voya Large Cap Value Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö
Voya MidCap Opportunities Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö
Voya Multi-Manager Mid Cap Value Fund	N/A	N/A	N/A	Ö	N/A	N/A	N/A	N/A
Voya Real Estate Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö
Voya SmallCap Opportunities Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö	Ö

Last Approved: March 12, 2015

Last Amended: March 12, 2015 to add Class R6 shares for Voya Growth Opportunities Fund.

AMENDED SCHEDULE B

to the

SIXTH AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

VOYA EQUITY TRUST

12b-1 Distribution and Service Fees

Paid Each Year by the Funds

(as a percentage of average net assets)

	Classes of Shares
Funds	A	B	C	I	O	R	R6	W
Voya Growth Opportunities Fund	0.35	1.00	1.00	N/A	N/A	0.50	N/A	N/A
Voya Large Cap Value Fund	0.25	1.00	1.00	N/A	0.25	0.50	N/A	N/A
Voya MidCap Opportunities Fund	0.30	1.00	1.00	N/A	0.25	0.50	N/A	N/A
Voya Multi-Manager Mid Cap Value Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Voya Real Estate Fund	0.25	1.00	1.00	N/A	0.25	0.50	N/A	N/A
Voya SmallCap Opportunities Fund	0.30	1.00	1.00	N/A	N/A	0.50	N/A	N/A

Last Approved: March 12, 2015

Last Amended: March 12, 2015 to add Class R6 shares for Voya Growth Opportunities Fund.